Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                          HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225

                              Herein called Aetna

Agrees to pay the benefits stated in this Contract.



   THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.
                                RIGHT TO CANCEL

The Contract Owner may cancel this Contract within 10 days of receiving it, by returning this Contract along with a written notice to Aetna at its Home Office. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid; plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.








        /s/ Lucille M. Nickerson        /s/ Dan Kearney
            Secretary                       President

          INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                               NON-PARTICIPATING
               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                 SPECIFICATIONS


CONTRACT OWNER

CONTRACT NO.

EFFECTIVE DATE


THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION

Guaranteed Interest Rate - There is a guaranteed interest rate for Purchase Payment(s) held in the General Account. (See 3.02.)

Deductions from the Separate Account - There will be deductions for mortality and expense risks and administrative fees. (See 3.05.)

Deduction from Purchase Payment(s) - Purchase Payment(s) are subject to a deduction for premium taxes, if any. (See 3.01.)

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Owner.




READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.


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                                TABLE OF CONTENTS
                                                                            Page
                             I. GENERAL DEFINITIONS
1.01. Annuitant ............................................................   5
1.02. Annuity ..............................................................   5
1.03. Fixed Account ........................................................   5
1.04. Fixed Annuity ........................................................   5
1.05. Fund(s) ..............................................................   5
1.06. General Account ......................................................   5
1.07. Purchase Payment(s) ..................................................   5
1.08. Separate Account .....................................................   5
1.09. Valuation Period (Period) ............................................   5
1.10. Variable Annuity .....................................................   5
                             II. GENERAL PROVISIONS
2.01. Change of Contract ...................................................   6
2.02. Change of Fund(s) ....................................................   6
2.03. Nonparticipating Contract ............................................   6
2.04. Payments .............................................................   6
2.05. State Laws ...........................................................   6
2.06. Control of Contract ..................................................   6
2.07. Designation of Beneficiary ...........................................   7
2.08. Misstatements and Adjustments ........................................   7
2.09. Incontestability .....................................................   7
2.10. Grace Period .........................................................   7
         III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
3.01. Net Purchase Payment(s) ..............................................   8
3.02. Guaranteed Interest Rate -- Fixed Account ............................   8
3.03. Maintenance Fee ......................................................   8
3.04. Fund(s) Record Units -- Separate Account .............................   8
3.05. Net Return Factor(s) -- Separate Account .............................   8
3.06. Fund(s) Record Unit Value -- Separate Account ........................   9
3.07. Current Value ........................................................   9
3.08. Transfer of Current Value from the Funds .............................   9
3.09. Transfer of Current Value from the Fixed Account .....................   9
3.10. Notice to the Contract Owner .........................................   9
3.11. Sum Payable at Death (Before Annuity Payments Start) .................   9
3.12. Surrender Value ......................................................  10
3.13. Payment of Surrender Value ...........................................  10
3.14. Table of Minimum Values ..............................................  11
3.15. Reinstatement ........................................................  12
3.16. Payment of Current Value .............................................  12

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                             IV. ANNUITY PROVISIONS
4.01. Choices to be Made ...................................................  13
4.02. Terms of Annuity Options .............................................  13
4.03. Death of Annuitant/Beneficiary .......................................  13
4.04. Fund(s) Annuity Units -- Separate Account ............................  13
4.05. Fund(s) Annuity Unit Value -- Separate Account .......................  14
4.06. Annuity Options ......................................................  14


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                             I. GENERAL DEFINITIONS

1.01. Annuitant - A person on whose life an Annuity has been effected under this Contract.

1.02.  Annuity - Payment of an income:

       (a) For the life of one or two persons;

       (b) For a stated period, or amount; or

       (c) For a combination of (a) and (b).

1.03. Fixed Account - An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.04.  Fixed Annuity - An Annuity with payments which do not vary in amount.

1.05. Fund(s) - The open-end registered management investment companies (mutual funds) made available by Aetna under this Contract.

1.06. General Account - The Account holding the assets of Aetna, other than those assets held in the Separate Account.

1.07.  Purchase Payment(s) - Payment(s) made to Aetna.

1.08. Separate Account - Variable Annuity Account B is a separate account set up by Aetna under the Connecticut Insurance Laws which purchases shares of the Fund(s).

1.09. Valuation Period (Period) - The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

1.10. Variable Annuity - An Annuity with payments which vary with the net investment results of a Separate Account.

                                       5
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II.  GENERAL PROVISION

2.01. Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Owner in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change. Aetna may elect to discontinue accepting Purchase Payment(s) under this Contract upon 30 days written notice to the Contract Owner.

       The following provisions of this Contract will not be changed:

       (a) Net Purchase Payment(s);

       (b) Guaranteed Interest Rate - Fixed Account;

       (c) Net Return Factor(s) - Separate Account;

       (d) Current Value;

       (e) Surrender Value;

       (f) Fund(s) Annuity Unit Value - Separate Account;

       (g) Annuity Options;

       (h) Fixed Annuity minimum interest rate;

       (i) Maximum transfer, maintenance, or surrender fees.

       This Contract may also be changed as required by federal or state law.

2.02.  Change of Fund(s): Aetna, or the Separate Account and the Fund(s), may:

       (a) Change the Fund(s) which may be invested in by the Separate Account; and

       (b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

       Changes must be:

       (a) Approved by a majority vote of persons having an interest in the Separate Account and the Fund(s); or

       (b) Deemed necessary by Aetna under the Investment Company Act of 1940;
           or

       (c) Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

       Aetna will notify the Contract Owner of any change.

2.03. Nonparticipating Contract: The Contract Owner, Annuitant, or beneficiaries will not have a right to share in the earnings of Aetna.

2.04. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.13.

2.05. State Laws: This Contract complies with the laws of the state in which it is delivered. Any cash, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from annuity tables used to determine Annuity payments.

2.06. Control of Contract: All rights in this Contract rest with the Contract Owner. The Contract Owner owns all amounts held under this Contract. The Contract Owner may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices at its


                                       6
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       Home Office, Aetna may rely on any previous choices made

2.07. Designation of Beneficiary: The Contract Owner shall name the beneficiary. The beneficiary may be changed at any time. Until receipt of written notice of change of beneficiary, Aetna may rely upon the last named beneficiary.

2.08. Misstatements and Adjustments: If Aetna finds the age, or any relevant acts to be misstated, the correct facts will be used to adjust payments.

2.09. Incontestability: Aetna cannot cancel this Contract because of any error of fact on the application.

2.10. Grace Period: This Contract will remain in effect even if Purchase Payments are not continued.

III.  PURCHASE PAYMENT, CURRENT
VALUE, AND SURRENDER PROVISIONS

3.01. Net Purchase Payment(s): The actual Purchase Payment(s) less any premium tax. As a rule, Aetna will deduct the premium tax when Annuity benefits are purchased (see Part IV). If Aetna determines that it must pay a premium tax when Purchase Payments are received or at any other time, it will deduct the tax at that time. Aetna may elect to discontinue accepting Purchase Payment(s) under this Contract upon 30 days' written notice to the Contract Owner.

       The Net Purchase Payment(s) will be credited to:

       (a) The Fixed Account; or

       (b) The Fund(s) in which the Separate Account invests.

       Aetna must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.

       During any calendar year, Aetna may be told to change the investment mix 12 times if more than one Purchase Payment is made. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

3.02. Guaranteed Interest Rate - Fixed Account: On any Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at any annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.03. Maintenance Fee: The Maintenance Fee, will be $15. The Maintenance Fee will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

3.04. Fund(s) Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Net Purchase Payment(s) divided by the Fund(s) Record Unit Value (see 3.06) for the Valuation Period in which the Purchase Payment is received in good order.

3.05. Net Return Factor(s) - Separate Account: The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

       The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate. The Net Return Rate is equal to:

       (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

       (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

       (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

       (d) The total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.06 and 4.05) at the start of the Valuation Period; minus

       (e) A daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

       A Net Return Rate may be more or less than 0.

       The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

       The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity. This charge will not exceed .25%.

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

3.06. Fund(s) Record Unit Value - Separate Account: The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of the Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.07.  Current Value: The Current Value (of this Contract) is equal to:

       (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

       (b) The sum of any Separate Account Record Unit value(s); less

       (c) Any Maintenance Fee(s) due.

       Current Value does not include amounts used to purchase an Annuity.

3.08. Transfer of Current Value from the Funds: Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund or to the Fixed Account.

       Twelve transfers of Current Value can be made during a calendar year period. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

3.09. Transfer of Current Value from the Fixed Account: 10% and/or less of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be:

       (a) Without charge;

       (b) Allowed once per calendar year;

       (c) Not allowed under an annuity option.

       Aetna may, on a temporary basis, allow any larger percent to be transferred.

       The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.10. Notice to the Contract Owner: Aetna will notify the Contract Owner each year of:

       (a) The value of any amounts held in:

           (1) The Fixed Account; and

           (2) The Fund(s) for the Separate Account; and

       (b) The number of any Fund(s) Record Units;

       (c) The Fund(s) Record Unit Value(s); and

       (d) The Surrender Value of these amounts.

       Such number or values will be as of a date no more than 60 days before the date of the notice.

3.11. Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

       (a) The Contract Owner dies before Annuity payments start; and

       (b) The notice of death is received in good order by Aetna.

       The sum paid will be the Current Value on the date when the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account including Fixed Account interest added by Aetna (less any prior transfers (see 3.09) or surrenders).

       The following choices are available to any beneficiary subject to any other terms and


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       conditions of this contract and this section. The beneficiary may choose to:

       (a) Apply any sum to an Annuity Option (see Part IV). In no event may payments to any beneficiary under an Annuity Option extend beyond the life expectancy of the beneficiary or any period certain greater than the beneficiary's life expectancy;

       (b) Maintain the Contract, allocate or reallocate any amount to any of the available investment options; or

       (c) Receive a lump sum payment.

       If the beneficiary is the surviving spouse, the beneficiary shall be treated as the successor Contract Owner on Aetna's records. Such successor Contract Owner may exercise all rights under the Contract.

       If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to Annuity Options 2, 3 or 4 within one year of the Contract Owner's death, or be paid to the beneficiary within 5 years of the Contract Owner's death (see Part IV).

       If no beneficiary exists, payment will be made to the estate of the Contract Owner.

3.12. Surrender Value: The Surrender Value is equal to the Current Value less the Maintenance Fee.

3.13. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

       (a) For a period of up to 6 months (unless not allowed by state law); and

       (b) As provided by federal law.

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3.14.   Table of Minimum Values:

       The values in the following Table only apply to Annual Purchase Payments of exactly $1,000. Values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate (see 3.02).

       The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited at the Guaranteed Interest Rate at the beginning of each Contract year. An annual Maintenance Fee is deducted at the beginning of each Contract year after the Contract effective date.

                        TABLE OF MINIMUM CONTRACT VALUES
                      PER $1,000 OF NET PURCHASE PAYMENTS
                             FOR THE FIXED ACCOUNT

                              Minimum                                  Minimum
End of         Minimum       Surrender      End of     Minimum        Surrender
 Year          Reserve         Value         Year      Reserve           Value
 ----          -------         -----         ----      -------           -----
  1          $  1,025       $  1,025          16      $ 22,370       $ 22,370
  2             2,091          2,091          17        24,290         24,290
  3             3,200          3,200          18        26,287         26,287
  4             4,353          4,353          19        28,363         28,363
  5             5,552          5,552          20        30,523         30,523
  6             6,799          6,799
  7             8,096          8,096          25        42,687         42,687
  8             9,445          9,445
  9            10,897         10,897          30        57,487         57,487
 10            12,306         12,306
 11            13,824         13,824          35        75,494         75,494
 12            15,401         15,401          40        97,401         97,401
 13            17,043         17,043          45       124,055        124,055
 14            18,749         18,749          50       156,484        156,484
 15            20,524         20,524

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3.15.  Reinstatement: All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee charged at the time of surrender will be included in the reinstatement. Amounts will be reinstated among the Fixed Account and the Separate Account in the same proportion as they were at the time of surrender. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

       Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

       Reinstatement is permitted only once.

3.16. Payment of Current Value: Aetna may pay in a lump sum any Current Value if Purchase Payment(s) have not been received for three full years and the Current Value is less than $2,000. Such Current Value paid may not be reinstated.

IV.  ANNUITY PROVISION

4.01. Choices to be Made: An Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, or 4 (see 4.06). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday.

       When an Option is chosen, Aetna must also be told whether payments are to be made other than monthly and to pay:

       (a) A Fixed Annuity using the General Account; or

       (b) A Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

       (c) A combination of (a) and (b).

       If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

       If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

4.02.  Terms of Annuity Options:

       (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

       (b) No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

       (c) If a Fixed Annuity under Option 2, 3 or 4 is chosen and a larger payment would result from applying the surrender value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

       (d) Age, where used in the following tables, means age on the birthday closest to the date of the first payment.

       (e) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk and administrative fee charges if future Variable Annuity Payments are to remain level.

4.03. Death of Annuitant/Beneficiary: When an Annuitant dies any remaining payments will be continued to the beneficiary. If the beneficiary is not a person or persons, the present value of any remaining payments will be paid in one sum. If no beneficiary exists, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.

       If a beneficiary dies while under Option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04. Fund(s) Annuity Units - Separate Account: The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

       (a) The portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

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       (b) 1,000; times

       (c) The payment rate for the Option chosen.

       Such amount, or portion, of the variable payment will be divided by the Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of Fund(s) Annuity Units. The number of Fund(s) Annuity Units remains fixed. Each future payment is equal to this number times the Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment.

4.05. Fund(s) Annuity Unit Value - Separate Account: For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

       (a) The Value for the previous Period; times

       (b) The Net Return Factor(s) (see 3.05) for the Period; times

       (c) A factor to reflect the Assumed Annual Net Return Rate.

       The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

       The dollar value of a Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

       If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

       [bullet] 4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commenced, if an Assumed Annual Net Return Rate of 3.5% is chosen; or,

       [bullet] 6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence, if an Assumed Annual Net Return Rate of 5% is chosen.

       Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.06.  Annuity Options:

       Option 1 - Payment of Interest on Sum Left with Aetna - This Option may be used only by the beneficiary when the Annuitant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest (see 4.01). The beneficiary may later tell Aetna to:

       (a) Pay a portion, or all, of the sum held by Aetna; or

       (b) Apply a portion, or all, of the sum held by Aetna to any Annuity Option below.

       If the beneficiary elects that some or all of the sum paid upon death is to be held under this Option, the beneficiary must tell Aetna to pay the full sum held under this Option within 5 years after the death of the Contract Owner.

       Option 2 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30.

       If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time.

       Option 3 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

       Option 4 - Life Income for Two Payees - An Annuity will be paid during the lives of

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       the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

       (a) 100% of the payment to continue to the survivor;

       (b) 66-2/3% of the payment to continue to the survivor;

       (c) 50% of the payment to continue to the survivor; or

       (d) Payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

       (e) 100% of the payment to continue to the survivor if the survivor is the Annuitant, and 50% of the payment to continue to the survivor if the survivor is the second Annuitant.

       Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

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                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

   Years         Amount of      Years      Amount of      Years     Amount of
of Payments       Payments   of Payments   Payments    of Payments  Payments
-----------       --------   -----------   --------    -----------  --------
      3           $29.19          13        $7.94          22        $5.39
      4            22.27          14         7.49          23         5.24
      5            18.12          15         7.10          24         5.09
      6            15.35          16         6.76          25         4.96
      7            13.38          17         6.47          26         4.84
      8            11.90          18         6.20          27         4.73
      9            10.75          19         5.97          28         4.63
     10             9.83          20         5.75          29         4.53
     11             9.09          21         5.56          30         4.45
     12             8.46


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

   Years         Amount of      Years      Amount of      Years     Amount of
of Payments       Payments   of Payments   Payments    of Payments  Payments
-----------       --------   -----------   --------    -----------  --------
     3            $29.80          13         $8.64         22        $6.17
     4             22.89          14          8.20         23         6.02
     5             18.74          15          7.82         24         5.88
     6             15.99          16          7.49         25         5.76
     7             14.02          17          7.20         26         5.65
     8             12.56          18          6.94         27         5.54
     9             11.42          19          6.71         28         5.45
    10             10.51          20          6.51         29         5.36
    11              9.77          21          6.33         30         5.28
    12              9.16

                                    OPTION 3

                                  LIFE INCOME

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

               Payments Guaranteed for a Stated Period of Months

          Age of
         Annuitant         None       60       120       180       240
         ---------         ----       --       ---       ---       ---
             50           $4.34     $4.34     $4.31     $4.27     $4.22
             51            4.41      4.40      4.38      4.33      4.27
             52            4.48      4.47      4.45      4.40      4.32
             53            4.56      4.55      4.52      4.46      4.38
             54            4.64      4.63      4.59      4.53      4.44

             55            4.72      4.71      4.67      4.60      4.50
             56            4.81      4.80      4.75      4.67      4.56
             57            4.91      4.89      4.84      4.75      4.62
             58            5.01      4.99      4.93      4.83      4.69
             59            5.12      5.10      5.03      4.92      4.75

             60            5.23      5.21      5.13      5.00      4.82
             61            5.36      5.33      5.24      5.09      4.88
             62            5.49      5.45      5.35      5.19      4.95
             63            5.63      5.59      5.47      5.28      5.02
             64            5.78      5.73      5.60      5.38      5.08

             65            5.94      5.89      5.73      5.48      5.15
             66            6.11      6.05      5.87      5.58      5.21
             67            6.29      6.22      6.02      5.69      5.27
             68            6.49      6.41      6.17      5.79      5.33
             69            6.70      6.60      6.33      5.90      5.38

             70            6.92      6.81      6.49      6.00      5.43
             71            7.17      7.04      6.66      6.10      5.48
             72            7.43      7.27      6.84      6.20      5.52
             73            7.71      7.53      7.02      6.30      5.55
             74            8.02      7.80      7.20      6.39      5.59

             75            8.35      8.08      7.38      6.48      5.62

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

               Payments Guaranteed for a Stated Period of Months

          Age of
         Annuitant         None       60       120       180       240
         ---------         ----       --       ---       ---       ---
             50           $5.26     $5.25     $5.22     $5.17     $5.11
             51            5.33      5.32      5.28      5.23      5.15
             52            5.40      5.38      5.34      5.29      5.20
             53            5.47      5.45      5.41      5.35      5.26
             54            5.54      5.53      5.48      5.41      5.31

             55            5.63      5.61      5.56      5.47      5.36
             56            5.71      5.69      5.63      5.54      5.42
             57            5.80      5.78      5.72      5.61      5.47
             58            5.90      5.88      5.81      5.69      5.53
             59            6.01      5.98      5.90      5.77      5.59

             60            6.12      6.09      6.00      5.85      5.65
             61            6.24      6.21      6.10      5.93      5.71
             62            6.37      6.33      6.21      6.02      5.77
             63            6.51      6.46      6.33      6.11      5.83
             64            6.66      6.60      6.45      6.20      5.89

             65            6.82      6.75      6.57      6.30      5.95
             66            6.99      6.91      6.71      6.39      6.01
             67            7.17      7.08      6.85      6.49      6.06
             68            7.36      7.27      6.99      6.59      6.12
             69            7.57      7.46      7.15      6.69      6.17

             70            7.80      7.67      7.30      6.78      6.21
             71            8.05      7.89      7.47      6.88      6.25
             72            8.31      8.13      7.64      6.97      6.29
             73            8.59      8.38      7.81      7.06      6.33
             74            8.90      8.64      7.99      7.15      6.36

             75            9.23      8.93      8.16      7.23      6.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                        JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                               NO MINIMUM PERIOD

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

   Age                           Age of Second Annuitant
 of Male
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $3.69  $3.75   $3.81   $3.84   $3.87   $3.90   $3.91   $3.92   $3.92
   50        3.75   3.89    3.97    4.04    4.09    4.13    4.15    4.17    4.18
   55        3.81   3.97    4.16    4.27    4.35    4.42    4.47    4.50    4.51
   60        3.84   4.04    4.27    4.51    4.66    4.78    4.86    4.92    4.95
   65        3.87   4.09    4.35    4.66    4.99    5.19    5.35    5.46    5.53
   70        3.90   4.13    4.42    4.78    5.19    5.67    5.95    6.17    6.31
   75        3.91   4.15    4.47    4.86    5.35    5.95    6.64    7.04    7.34
   80        3.92   4.17    4.50    4.92    5.46    6.17    7.04    8.04    8.63
   85        3.92   4.18    4.51    4.95    5.53    6.31    7.34    8.63   10.05


        Rates for a Variable Annuity with Assumed Net Return Rate of 5%

   Age                           Age of Second Annuitant
 of Male
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $4.63  $4.68   $4.73   $4.77   $4.80   $4.82   $4.84   $4.85   $4.86
   50        4.68   4.80    4.88    4.95    5.00    5.04    5.06    5.08    5.10
   55        4.73   4.88    5.04    5.15    5.24    5.30    5.35    5.39    5.41
   60        4.77   4.95    5.15    5.37    5.52    5.63    5.72    5.79    5.83
   65        4.80   5.00    5.24    5.52    5.83    6.04    6.20    6.31    6.39
   70        4.82   5.04    5.30    5.63    6.04    6.49    6.77    6.99    7.15
   75        4.84   5.06    5.35    5.72    6.20    6.77    7.45    7.86    8.16
   80        4.85   5.08    5.39    5.79    6.31    6.99    7.86    8.84    9.43
   85        4.86   5.10    5.41    5.83    6.39    7.15    8.16    9.43   10.86

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                        JOINT AND LAST SURVIVOR ANNUITY
                            66-2/3% TO THE SURVIVOR
                               NO MINIMUM PERIOD

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $3.94  $4.05   $4.18   4.32    $4.48   $4.66   $4.84   $5.02   $5.19
   50        4.05   4.20    4.35   4.51     4.69    4.89    5.09    5.30    5.49
   55        4.18   4.35    4.54   4.73     4.95    5.18    5.42    5.65    5.87
   60        4.32   4.51    4.73   4.99     5.25    5.53    5.82    6.11    6.37
   65        4.48   4.69    4.95   5.25     5.61    5.97    6.33    6.69    7.02
   70        4.66   4.89    5.18   5.53     5.97    6.49    6.96    7.43    7.88
   75        4.84   5.09    5.42   5.82     6.33    6.96    7.73    8.39    9.02
   80        5.02   5.30    5.65   6.11     6.69    7.43    8.39    9.54   10.46
   85        5.19   5.49    5.87   6.37     7.02    7.88    9.02   10.46   12.15


        Rates for a Variable Annuity with Assumed Net Return Rate of 5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $4.87  $4.99   $5.12   $5.27   $5.44   $5.64   $5.86   $6.09   $6.30
   50        4.99   5.12    5.26    5.43    5.63    5.85    6.09    6.33    6.57
   55        5.12   5.26    5.44    5.63    5.85    6.11    6.38    6.65    6.92
   60        5.27   5.43    5.63    5.87    6.14    6.44    6.75    7.07    7.38
   65        5.44   5.63    5.85    6.14    6.49    6.84    7.23    7.62    8.00
   70        5.64   5.85    6.11    6.44    6.84    7.35    7.84    8.34    8.83
   75        5.86   6.09    6.38    6.75    7.23    7.84    8.60    9.28    9.93
   80        6.09   6.33    6.65    7.07    7.62    8.34    9.28   10.42   11.35
   85        6.30   6.57    6.92    7.38    8.00    8.83    9.93   11.35   13.04

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES
                        JOINT AND LAST SURVIVOR ANNUITY
                              50% TO THE SURVIVOR
                               NO MINIMUM PERIOD

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $4.07  $4.22   $4.40   $4.61   $4.87   $5.17   $5.49   $5.84   $6.18
   50        4.22   4.37    4.56    4.79    5.06    5.39    5.75    6.13    6.51
   55        4.40   4.56    4.76    5.00    5.31    5.66    6.06    6.49    6.91
   60        4.61   4.79    5.00    5.27    5.61    6.01    6.46    6.95    7.43
   65        4.87   5.06    5.31    5.61    5.99    6.44    6.96    7.54    8.11
   70        5.17   5.39    5.66    6.01    6.44    6.99    7.61    8.29    9.00
   75        5.49   5.75    6.06    6.46    6.96    7.61    8.43    9.29   10.17
   80        5.84   6.13    6.49    6.95    7.54    8.29    9.29   10.54   11.71
   85        6.18   6.51    6.91    7.43    8.11    9.00   10.17   11.71   13.57


        Rates for a Variable Annuity with Assumed Net Return Rate of 5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $5.01  $5.15   $5.33   $5.56   $5.83   $6.17   $6.55   $6.98   $7.40
   50        5.15   5.29    5.48    5.71    6.01    6.36    6.78    7.32    7.68
   55        5.33   5.48    5.66    5.91    6.23    6.61    7.05    7.54    8.05
   60        5.56   5.71    5.91    6.16    6.51    6.93    7.42    7.96    8.53
   65        5.83   6.01    6.23    6.51    6.87    7.34    7.89    8.51    9.16
   70        6.17   6.36    6.61    6.93    7.34    7.87    8.51    9.23   10.00
   75        6.55   6.78    7.05    7.42    7.89    8.51    9.33   10.20   11.14
   80        6.98   7.23    7.54    7.96    8.51    9.23   10.20   11.44   12.64
   85        7.40   7.68    8.05    8.53    9.16   10.00   11.14   12.64   14.51

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                        JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                           120 MONTHS MINIMUM PERIOD

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $3.69  $3.75   $3.80   $3.84   $3.87   $3.89   $3.91   $3.91   $3.92
   50        3.75   3.89    3.97    4.04    4.09    4.13    4.15    4.16    4.17
   55        3.80   3.97    4.15    4.26    4.35    4.41    4.46    4.48    4.49
   60        3.84   4.04    4.26    4.50    4.65    4.78    4.84    4.89    4.91
   65        3.87   4.09    4.35    4.65    4.98    5.17    5.31    5.41    5.46
   70        3.89   4.13    4.41    4.76    5.17    5.62    5.87    6.05    6.15
   75        3.91   4.15    4.46    4.84    5.31    5.87    6.48    6.79    6.98
   80        3.91   4.16    4.48    4.89    5.41    6.05    6.79    7.50    7.83
   85        3.92   4.17    4.49    4.91    5.46    6.15    6.98    7.83    8.50


        Rates for a Variable Annuity with Assumed Net Return Rate of 5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $4.63  $4.68   $4.73   $4.77   $4.80   $4.82   $4.84   $4.85   $4.85
   50        4.68   4.80    4.88    4.94    4.99    5.03    5.06    5.07    5.08
   55        4.73   4.88    5.04    5.14    5.23    5.29    5.34    5.37    5.38
   60        4.77   4.94    5.14    5.37    5.51    5.62    5.70    5.75    5.78
   65        4.80   4.99    5.23    5.51    5.82    6.00    6.15    6.24    6.30
   70        4.82   5.03    5.29    5.62    6.00    6.44    6.68    6.86    6.96
   75        4.84   5.06    5.34    5.70    6.15    6.68    7.27    7.57    7.76
   80        4.85   5.07    5.37    5.75    6.24    6.86    7.57    8.26    8.58
   85        4.85   5.08    5.38    5.78    6.30    6.96    7.76    8.58    9.23

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES
                  JOINT AND 1/2 CONTINGENT LIFE INCOME ANNUITY
                               NO MINIMUM PERIOD

                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $3.86  $3.89   $3.93   $3.94   $3.96   $3.97   $3.98   $3.98   $3.98
   50        4.02   4.10    4.15    4.18    4.21    4.23    4.24    4.25    4.26
   55        4.22   4.31    4.42    4.48    4.53    4.57    4.59    4.61    4.61
   60        4.43   4.56    4.70    4.84    4.93    4.99    5.04    5.07    5.09
   65        4.69   4.84    5.02    5.22    5.42    5.54    5.63    5.69    5.73
   70        4.99   5.17    5.39    5.65    5.93    6.23    6.40    6.52    6.60
   75        5.33   5.54    5.82    6.14    6.52    6.95    7.40    7.64    7.81
   80        5.70   5.96    6.29    6.69    7.17    7.75    8.41    9.08    9.45
   85        6.07   6.38    6.75    7.24    7.84    8.59    9.49   10.51   11.50

        Rates for a Variable Annuity with Assumed Net Return Rate of 5%

   Age                           Age of Second Annuitant
   of
Annuitant     45     50      55      60      65      70     75       80      85
---------   -----  -----   -----   -----   -----   -----   -----   -----   -----
   45       $4.80  $4.83   $4.86   $4.88   $4.89   $4.90   $4.91   $4.92   $4.92
   50        4.95   5.02    5.06    5.10    5.13    5.15    5.16    5.17    5.18
   55        5.14   5.23    5.32    5.38    5.43    5.46    5.49    5.51    5.52
   60        5.36   5.47    5.59    5.72    5.80    5.86    5.91    5.95    5.97
   65        5.63   5.77    5.93    6.10    6.29    6.41    6.50    6.56    6.60
   70        5.96   6.12    6.31    6.54    6.81    7.08    7.25    7.37    7.46
   75        6.35   6.54    6.77    7.06    7.42    7.81    8.25    8.49    8.66
   80        6.79   7.01    7.30    7.66    8.11    8.65    9.28    9.93   10.21
   85        7.26   7.53    7.86    8.29    8.85    9.55   10.41   11.39   12.37

These Annuity rates are based on mortality from 1983 Table a.

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                          HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225

          INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                                NONPARTICIPATING
               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.